Exhibit 15.2

中国北京市建国门外大街甲12号新华保险大厦6层100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话 Tel: +86 10 6569 3399 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

March 22, 2021

Huize Holding Limited

5/F, Building 3-4

Yuehai Industrial Village, Yuehai Road, Nanhai Avenue

Nanshan District, Shenzhen, 518052

The People’s Republic of China

Re: Consent of Commerce & Finance Law Offices

We hereby consent to the use of our firm name and summaries of our firm’s opinions under the headings “ITEM 4. Information on the Company - C. Organizational Structure” and “ITEM 10. Additional Information - E. Taxation - People’s Republic of China Taxation” in the annual report on Form 20-F of Huize Holding Limited (the “Company”) for the Company’s fiscal year ended December 31, 2020 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in the month of March, 2021 (the “Form 20-F”), and we further consent to the incorporation by reference of the summary of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-238148) that was filed on May 11, 2020.

We also hereby consent to the filing of this consent letter as an exhibit to the Form 20-F.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulation promulgated thereunder.

[No Text Below]

Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices